Exhibit 99.1
ViewRay Announces Fourth Quarter and Full Year 2021 Results
CLEVELAND, February 24, 2022 — ViewRay, Inc. (Nasdaq: VRAY) (the "Company") today announced financial results for the fourth quarter and full fiscal year ended December 31, 2021.
Full Year 2021 Highlights
•Total revenue of $70.1 million primarily from ten revenue units, compared to 2020 revenue of approximately $57.0 million, primarily from nine revenue units, including two system upgrades.
•Received a total of 28 orders for the twelve months ended December 31, 2021, totaling $158.9 million, compared to 17 total orders, including two upgrades, totaling $94.6 million in 2020.
•Total backlog increased to $313.4 million as of December 31, 2021, compared to approximately $241.3 million as of December 31, 2020.
•Cash and cash equivalents was $218.3 million as of December 31, 2021. Cash usage in 2021 was approximately $66.9 million excluding net aggregate proceeds from the January and November 2021 public offerings of approximately $128.5 million.
Fourth Quarter 2021 Highlights
•Total revenue for the fourth quarter 2021 was approximately $20.4 million, primarily from three revenue units, compared to approximately $18.5 million, primarily from three revenue units including one system upgrade, in the fourth quarter of 2020.
•Received seven new orders for MRIdian systems totaling $40.7 million, compared to five new orders, including one upgrade, totaling approximately $24.0 million in the fourth quarter of 2020.
“Our launch of MRIdian A3i and our upcoming clinical data readouts are exciting catalysts for our business,” said Scott Drake, President and CEO. “The interim MIRAGE data show just how different MRIdian therapy is versus conventional therapy - MRIdian cuts toxicity in half, treats approximately 30% less volume, has half the treatment margins, and patients feel better throughout the course of treatment. As UCLA said, these outcomes have changed how they treat patients.”
Financial Results
Total revenue for the three months ended December 31, 2021 was $20.4 million compared to $18.5 million for the same period last year. Total revenue for the full year 2021 was $70.1 million compared to $57.0 million for the full year 2020.
Total cost of revenue for the three months ended December 31, 2021 was $20.6 million compared to $18.3 million for the same period last year. Total cost of revenue was $69.8 million for the full year 2021 compared to $61.1 million for the full year 2020.
Total gross loss for the three months ended December 31, 2021 was $0.2 million, compared to a gross profit of $0.2 million for the same period last year. Total gross profit for the full year 2021 was $0.3 million compared to gross loss of $4.1 million for the full year 2020.
Total operating expenses for the three months ended December 31, 2021 were $29.0 million, compared to $25.5 million for the same period last year. Total operating expenses for the full year 2021 were $104.0 million compared to $101.9 million for the full year 2020.
Net loss for the three months ended December 31, 2021 was $27.1 million, or $(0.16) per share, compared to $26.1 million, or $(0.18) per share, for the same period last year. Net loss for the full year 2021 was $110.0 million, or $(0.67) per share, compared to $107.9 million, or $(0.73) per share, for the full year 2020.
ViewRay had total cash and cash equivalents of $218.3 million at December 31, 2021.

Financial Guidance
For the full year 2022, ViewRay anticipates total revenue to be in the range of $84 million to $104 million, and total cash usage to be in the range of $68 million to $83 million.
Conference Call and Webcast
ViewRay will hold a conference call to discuss results on Thursday, February 24, 2022 at 4:30 p.m. ET / 1:30 p.m. PT. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The conference ID number is 9988699. A live webcast of the conference call will be available on the investor relations page of ViewRay's corporate website at http://investors.viewray.com/events-and-presentations/upcoming-events.
After the live webcast, a replay will remain available online on the investor relations page of ViewRay's website, under "Financial Events and Webinars", for 14 days following the call. In addition, a telephonic replay of the call will be available until March 3, 2022. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 9988699.
About ViewRay®
ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® MR-Guided Radiation Therapy System. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose-built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, ViewRay's financial guidance for the full year 2022, anticipated future orders, anticipated future operating and financial performance, treatment results, therapy adoption, innovation and the performance of the MRIdian systems. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize the MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the COVID-19 pandemic, including its impacts across our businesses on demand, our operations and global supply chains, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

VIEWRAY, INC.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Product	$15,443	$14,447	$51,865	$42,742
Service	4,825	3,891	17,779	13,800
Distribution rights	119	119	475	475
Total revenue	20,387	18,457	70,119	57,017
Cost of revenue:
Product	16,208	14,954	51,780	49,347
Service	4,388	3,349	18,004	11,729
Total cost of revenue	20,596	18,303	69,784	61,076
Gross profit (loss)	(209)	154	335	(4,059)
Operating expenses:
Research and development	9,066	7,215	31,849	25,008
Selling and marketing	5,848	3,596	16,044	15,181
General and administrative	14,075	14,683	56,091	61,729
Total operating expenses	28,989	25,494	103,984	101,918
Loss from operations	(29,198)	(25,340)	(103,649)	(105,977)
Interest income	4	4	13	791
Interest expense	(1,062)	(124)	(4,241)	(3,307)
Other income (expense), net	3,188	(639)	(2,171)	585
Loss before provision for income taxes	$(27,068)	$(26,099)	$(110,048)	$(107,908)
Provision for income taxes	—		—	—
Net loss attributable to common stockholders, basic and diluted	$(27,068)	$(26,099)	$(110,048)	$(107,908)
Net loss per share, basic and diluted	$(0.16)	$(0.18)	$(0.67)	$(0.73)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	171,221,797	148,530,746	164,521,064	147,895,561

Gross orders	$40,700	$24,000	$158,850	$94,604
Backlog	$313,354	$241,334	$313,354	$241,334

VIEWRAY, INC.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$218,348	$156,720
Accounts receivable	21,659	11,769
Inventory, net of allowance of $3,071 and $2,286, respectively	29,617	46,641
Deposits on purchased inventory	4,778	2,084
Deferred cost of revenue	3,342	1,954
Prepaid expenses and other current assets	5,803	5,257
Total current assets	283,547	224,425
Property and equipment, net	20,242	24,062
Restricted cash	1,460	1,460
Intangible assets, net	44	50
Right-of-use assets	9,661	10,129
Other assets	6,853	1,426
TOTAL ASSETS	$321,807	$261,552
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,199	$9,984
Accrued liabilities	26,555	19,281
Customer deposits	20,784	15,463
Operating lease liability, current	2,561	2,089
Current portion of long-term debt	3,222	—
Deferred revenue, current portion	13,920	10,094
Total current liabilities	76,241	56,911
Deferred revenue, net of current portion	4,232	2,572
Long-term debt	54,031	56,940
Warrant liability	6,795	4,864
Operating lease liability, noncurrent	8,066	9,043
Other long-term liabilities	2,647	956
TOTAL LIABILITIES	$152,012	$131,286
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized at December 31, 2021 and 2020; no shares issued and outstanding at December 31, 2021 and 2020	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at December 31, 2020 and 2019; 179,206,456 and 148,615,351 shares issued and outstanding at December 31, 2021 and 2020	1,782	1,476
Additional paid-in capital	905,145	755,874
Accumulated deficit	(737,132)	(627,084)
TOTAL STOCKHOLDERS’ EQUITY	169,795	130,266
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$321,807	$261,552

Contact:
Investor Relations:
Matt Harrison
Investor Relations
ViewRay, Inc.
1-844-MRIdian (674-3426)
Email: investors@viewray.com
Media Enquiries:
Samantha Pfeil
Marketing Communications
ViewRay, Inc.
Email: media@viewray.com